Exhibit 10.4

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") is being made as of the 14th day of March 1997 between DATA BROADCASTING CORPORATION, a Delaware corporation (the "Company"), and ALLAN R. TESSLER, having its principal offices at 3490 Clubhouse Drive, Jackson, Wyoming 83001 (the "Executive"), an individual residing at 1100 Pine Siskin, Jackson, WY 83001.

                                 WITNESSETH:

     WHEREAS, the Company desires to continue the employment of the Executive and the Executive desires to be employed by the Company as its Co-Chairman and Co-Chief Executive Officer upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Nature of Employment; Term of Employment. The Company hereby employs the Executive and the Executive agrees to serve the Company as its Co-Chairman and Co-Chief Executive Officer, upon the terms and conditions contained herein, for a term commencing as of January 1, 1997 and continuing until December 31, 2000 (the "Employment Term"); provided, however, that unless either the Company or the Executive gives notice that it or he desires to terminate this Agreement at least sixty (60) days prior to the date of its termination, this Agreement (including this Section 1) shall automatically be renewed for additional successive periods of one (1) year.

     2.  Duties and Powers as Employee.

         (a) During the Employment Term, the Executive shall be employed by the Company as its Co-Chairman and Co-Chief Executive Officer. The Executive

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agrees to devote such time and efforts to the performance of his duties under this Agreement as shall be reasonably necessary. In the performance of his duties, the Executive shall be subject to the direction of the Board of Directors of the Company. The Executive shall be available to travel as the needs of the business require.

         (b) During the Employment Term, the Executive shall be nominated to be a director of the Company.

     3.  Compensation.

         (a) As compensation for his services hereunder, the Company shall pay the Executive, during the Employment term, a base salary (the "Base Salary") payable in equal semi-monthly installments at the annual rate of $325,000 for the year ended December 31, 1997, $350,000 for the year ended December 31, 1998, and $400,000 for the year ended December 31, 1999 and for each year thereafter. Additionally, the Executive shall be participate in the present or future employee benefit plans of the Company provided that he meets the eligibility requirements therefor.

         (b) In addition to the Base Salary provided herein, the Executive shall receive as a performance bonus payment (a "Bonus"), on an annual basis, a sum equal to up to 100% of the Executive's Base Salary for the fiscal year then ended. The exact percentage shall be determined in the absolute sole discretion of the Compensation Committee of the Board of Directors of the Company based upon an evaluation of the performance of the Executive and the Company during the previous fiscal year. The Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's fiscal year notwithstanding that such date may be after the expiration of the Employment Term.

         (c)  In addition, the Company shall request that the Stock Option

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Committee of the Board of Directors of the Company issue the Executive incentive stock options ("Options") to acquire 125,000 shares of common stock of the Company effective as of January 2, 1997. The Options shall have an exercise price equal to the fair market value on the trading day preceding the date of grant, and shall vest in equal installments over three years, subject to earlier vesting as described in this Agreement and in the Company's Stock Option Plan. It is also anticipated that the Executive will be granted additional options effective as of January 2, 1999 as shall be determined in the absolute sole discretion of the Compensation Committee of the Board of Directors of the Company.

     4. Expenses; Vacations. The Executive shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. The Executive shall be entitled to reasonable vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors but in no event less than twenty-five days per year.

     5. Representations and Warranties of Employee. The Executive represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) he is under no physical or mental disability that would hinder his performance of duties under this Agreement.

     6. Non-Competition. The Executive agrees that he will not (a) during the period he is employed under this Agreement engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company, and (b)

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for a period of two (2) years after he ceases to be employed by the Company under this Agreement, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because the Executive owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by the Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of national securities exchange.

     7. Confidential Information. All confidential information which the Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, form, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. The Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

     8.  Termination.
         (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, the Executive is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean the Executive

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shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or
(v) materially breach any term of this Agreement and fail to correct such breach within thirty (30) days after commission thereof.

         (b) In the event that the Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six months, then this Agreement shall terminate upon 90 days' written notice to the Executive, and no further compensation shall be payable to the Executive, except as may otherwise be provided under any disability insurance policy.

         (c) In the event that the Executive shall die, then this Agreement shall terminate on the date of the Executive's death, and no further compensation shall be payable to the Executive, except as may otherwise be provided under any insurance policy or similar instrument.

         (d) In the event that this Agreement is terminated "For Cause" pursuant to Section 9(a), then the Executive shall be entitled to receive only his Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

         (e) In the event this Agreement is terminated by the Company other than the reasons set forth in Sections 8(a) or 8(b) or upon a Section 9 Event, the Executive shall be entitled to receive severance pay consisting of a lump sum distribution (with no present value adjustment) equal to the Base Salary at the rate provided in Section 3 plus the Bonus (fixed at the rate of 50% of such Base Salary) for the greater of (i) two (2) years, notwithstanding that such two-year period might extend beyond the Employment Term or (i) the remainder of the Employment Term. In such case any of the Executive's issued but unvested options (including the Options described in

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this Agreement) shall vest immediately upon such termination.  In addition, in such case the two (2) year period described in Section 6(b) of this Agreement shall be reduced to one (1) year.

         (f) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

     9.  Change of Control.

         In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, the Company shall assign this letter and all of its rights and obligations hereunder to the acquiring or surviving corporation, such corporation shall assume in writing all of the obligations of the Company, and the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this letter.

         Notwithstanding the foregoing, in any such event, or in the event of the acquisition by any person or group of persons acting in concert (other than Allan R. Tessler or Alan J. Hirschfield) of shares of capital stock of the Company enabling such person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors (each such event of disposition or acquisition of stock being hereinafter referred to as a "Section 9 Event"), the Executive or the Company shall have the right to terminate this Agreement by written notice given within six (6) months of the date (the "Section 9 Date") of such Section 9 Event. Upon such termination, the Executive shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 plus the Bonus (fixed at the rate of 50% of such Base Salary) for the greater of (i) two (2) years, notwithstanding that such two-

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year period might extend beyond the Employment Term or (ii) the remainder of the Employment Term. Upon such Section 9 Event, any of the Executive's issued but unvested options (including the options described in this Agreement) shall vest immediately upon such Section 9 Event. In addition, upon such Section 9 Event the Executive shall receive an amount equal to the per share price paid to the stockholders of the Company less the Pre-Announcement Price multiplied by 125,000.

     10. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

     11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, Attn. Alan I. Annex, Esq. Notice to the estate of the Executive shall be sufficient if addressed to the Executive provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

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     13.  Waiver.  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     14. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 9.

     15. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     16. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without given effect to the rules governing the conflicts of laws.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    DATA BROADCASTING CORPORATION




                                    By:      /s/  Mark F. Imperiale
                                            Name:  Mark F. Imperiale
                                            Title:  President




                                           /s/  Allan R. Tessler
                                    Name:  Allan R. Tessler